Exhibit 10.434

ASSIGNMENT OF CONTRACT

This ASSIGNMENT OF CONTRACT (the “Assignment”) is made and entered into this 6TH day of December, 2004 by INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Assignor”) and INLAND WESTERN GREENVILLE FIVE FORKS, L.L.C., a Delaware limited liability company (“Assignee”).

        Assignor does hereby sell, assign, transfer, set over and convey unto Assignee all of its right, title and interest as Purchase under that certain agreement dated as of September 10, 2004, as amended, and entered into by Sun Life Assurance Company of Canada, a Canadian corporation, as Seller, and Assignor, as Purchaser (collectively, the “Agreement”), solely as the Agreement applies to the sale and purchase of the property described by the Agreement, located in Simpsonville, South Carolina, and known as Five Forks Shopping Center.

Assignor represents and warrants that it is the Purchaser under the Agreement, and that it has not sold, assigned, transferred, or encumbered such interest in any way to any other person or entity. By acceptance hereof, Assignee accepts the foregoing Assignment and agrees, from and after the date hereof, to (i) perform all of the obligations of Purchaser under the Agreement, and (ii) indemnify, defend, protect and hold Assignor harmless from and against all claims and liabilities arising under the Agreement.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ G. Joseph Cosenza
Name:	G. JOSEPH COSENZA
Title:	President

ASSIGNEE:

INLAND WESTERN GREENVILLE, FIVE FORKS, L.L.C., a Delaware limited liability company

By:	Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Valerie Medina
	Name:	VALERIE MEDINA
	Title:	Secretary